UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2009

Rockwell Automation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 South Second Street, Milwaukee, Wisconsin		53204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-382-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2009, the Registrant entered into letter agreements with each of Keith D. Nosbusch and Theodore D. Crandall (the "Agreements") with respect to the reimbursement of certain compensation. The Agreements provide that if the Registrant is required to restate any financial statements for periods from and after fiscal year 2009 during which the executives serve in their respective current positions as chief executive officer and chief financial officer due to Registrant’s material noncompliance with any financial reporting requirements under the securities laws, the executives will reimburse the Registrant for any incentive- or equity- based compensation received by the executive from the Registrant during the 12 months following the public filing of such financial statements and any profits realized by the executive on the sale of Registrant securities during that 12-month period.

The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the Letter Agreements with Messrs. Nosbusch and Crandall, copies of which are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Letter Agreement dated September 3, 2009 between Registrant and Keith D. Nosbusch.

99.2 Letter Agreement dated September 3, 2009 between Registrant and Theodore D. Crandall.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwell Automation, Inc.

September 8, 2009	By:	/s/Douglas M. Hagerman

Name: Douglas M. Hagerman
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Letter Agreement dated September 3, 2009 between Registrant and Keith D. Nosbusch
99.2	Letter Agreement dated September 3, 2009 between Registrant and Theodore D. Crandall